UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – November 21, 2013

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Number)

105 Leader Heights Road
P.O. Box 2887
York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

EXPLANATORY NOTE:

This Form 8-K is being filed solely for the purpose of setting forth in a filing pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a complete updated description of the common stock of Codorus Valley Bancorp, Inc. (the “Company,” “we” or “our”). All of the terms of our common stock described below have been previously disclosed in our Exchange Act filings.

Our common stock is registered under Section 12(b) of the Exchange Act pursuant to Commission Order effective as of July 31, 2006 approving the application of the NASDAQ Stock Market LLC with respect to such registration. Prior to July 31, 2006, our common stock was registered under Section 12(g) of the Exchange Act and was described in a Form S-4 Registration Statement (Registration Statement No. 03-310257), filed with the Commission on November 18, 1986 pursuant to the Securities Act of 1933, as amended, and any subsequent filed reports that provided updates to such description.

Item 8.01      Other Events

Description of Registrant’s Common Stock

The following is a brief description of our common stock, certain provisions of our amended articles of incorporation and amended by-laws, our rights agreement and certain provisions of applicable law. The following is qualified by the provisions of our amended articles of incorporation, by-laws and rights agreement, copies of which have been filed with the SEC and are attached hereto and incorporated herein by reference, and by applicable law.

Authorized Shares

Our articles of incorporation provide that we may issue up to 15,000,000 shares of common stock, par value $2.50 per share, and 1,000,000 shares of preferred stock, par value $2.50 per share. As of the date of this filing, there were 4,800,105 shares of our common stock outstanding. Our board of directors has designated a series of 25,000 shares of Senior Non-cumulative Perpetual Preferred Stock, Series B that was issued to the United States Department of the Treasury under its Small Business Lending Fund program and is described below under “Series B Preferred Stock”. As of the date of this this filing, all 25,000 shares of Series B Preferred Stock were issued and outstanding. Our board of directors had also designated the terms of 16,500 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A issued in connection with the Troubled Asset Relief Program (“TARP”) – Capital Purchase Program, but all of those shares have been redeemed.

Shareholder Liability

All outstanding shares of our common stock are fully paid and nonassessable. Under the Pennsylvania Business Corporation Law of 1988, as amended, shareholders generally are not personally liable for a corporation’s acts or debts.

Dividends; Liquidation; Dissolution

Subject to the preferential rights of any other shares or series of capital stock, including those described below under “Series B Preferred Stock”, holders of shares of our common stock are entitled to receive dividends on shares of common stock if, as and when authorized and declared by our board out of funds legally available for dividends and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

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Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. Unless a larger vote is required by law, our articles of incorporation or our bylaws, when a quorum is present at a meeting of shareholders, the affirmative vote of a majority of the shares present shall decide any question. Except as otherwise required by law or except as provided with respect to any other class or series of capital stock, the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors. Our board of directors is classified into three classes with each class as nearly equal in number as possible. This means, in general, that one-third of the members of our board are subject to reelection at each annual meeting of shareholders.

Preemptive Rights; Redemption

Holders of our common stock have no conversion, sinking fund or redemption rights or preemptive rights to subscribe for any of our classes of stock.

Rights Agreement

On November 4, 2005, the Company entered into a Rights Agreement with Wells Fargo Bank, N.A., as Rights Agent, which was subsequently amended as of January 9, 2009 and August 17, 2011 (as amended, the “Rights Agreement”). Pursuant to the Rights Agreement, the Company declared a dividend distribution of one Right for each outstanding share of common stock of the Company to shareholders of record at the close of business on November 7, 2005 (the “Record Date”). The Rights Agreement provides that Rights shall be issued in respect of all shares of common stock issued after the Record Date, but prior to the earlier of the “Distribution Date” (described in the next paragraph) or expiration of the Rights Agreement, such that Rights are currently associated with all of the shares of common stock issued and outstanding. Each Right entitles the registered holder to purchase from the Company one share of common stock at a price of $150.00 per share (the “Purchase Price”), subject to adjustment. The Purchase Price shall be paid, at the option of the holder, in cash or shares of common stock having an equivalent value. The terms of the Rights are set forth in the Rights Agreement.

Initially, the Rights will be evidenced by all common stock certificates representing shares then outstanding, to the extent such shares are certificated, and no separate Rights certificates will be distributed. The Rights will separate from the common stock to which the Rights are associated and a “Distribution Date” will occur upon the earlier of (i) 10 business days following a public announcement that a person or a group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of common stock (the “Stock Acquisition Date”), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of common stock. Until the Distribution Date, (i) the Rights will be evidenced by such common stock certificates to which the Rights are associated and will be transferred with and only with such common stock certificates, (ii) new common stock certificates issued after the Record Date, if any, will contain a notation incorporating the Rights Agreement by reference, and (iii) registered holders of common stock shall also be the registered holders of the associated Rights and the transfer of any shares of common stock outstanding will also constitute the transfer of the Rights associated with such shares of common stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates alone will evidence the Rights.

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The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 4, 2015, unless earlier redeemed by the Company as described below.

In the event that (i) the Company is the surviving corporation in a merger or the acquiring corporation in a statutory share exchange with an Acquiring Person and its common stock is not changed or exchanged, (ii) an Acquiring Person engages in certain self-dealing transactions with the Company, (iii) a person (other than the Company and its affiliates) becomes the beneficial owner of twenty percent (20%) or more of the then outstanding shares of common stock, or (iv) during a time that there is an Acquiring Person, one or more specified events occur that result in any Acquiring Person’s ownership interest in the Company being increased by more than one percent (1%), the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the Company) of the Company having a value equal to the result obtained by (x) multiplying the then current Purchase Price by the then number of shares of common stock for which a Right was exercisable immediately prior to the first occurrence of one of the foregoing events and dividing that product by (y) fifty percent (50%) of the current market price (as determined pursuant to the Rights Agreement) per share of common stock of the Company on the date of such occurrence.

For example, assuming a Purchase Price of $150.00 per Right and a current market price of $30.00 per share of common stock of the Company, each Right not owned by an Acquiring Person (or by certain related parties and transferees of the Acquiring Person) following an event set forth in the preceding paragraph would entitle its holder to purchase ten (10) shares of common stock (or other consideration, as noted above) for $150.00.

In the event that, at any time following the Distribution Date, (i) the Company is acquired in a merger, statutory share exchange or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but in which its common stock is changed or exchanged, or (iii) fifty percent (50%) or more of the Company’s assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to the result obtained by (x) multiplying the then current Purchase Price by the then number of shares of common stock for which a Right was exercisable immediately prior to the first occurrence of one of the foregoing events and dividing that product by (y) fifty percent (50%) of the current market price (as determined pursuant to the Rights Agreement) per share of common stock of the acquiring party on the date of such occurrence.

Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in the preceding paragraph and the third preceding paragraph (the “Triggering Events”), any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void. Also, under no circumstances may a Right be exercised following the occurrence of an event set forth in clause (iii) of the third preceding paragraph prior to expiration of the Company’s right of redemption.

The Purchase Price payable, and the number of shares of common stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock, (ii) upon the grant to holders of the common stock of certain rights or warrants to subscribe for common stock or convertible securities at less than the then current market price of common stock, or (iii) upon the distribution to holders of the common stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than the Rights).

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No adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares will be issued upon exercise of a Right and, in lieu thereof, an adjustment in cash will be made based on the market price of the common stock on the last trading date prior to the date of exercise.

The term “Continuing Directors” means any member of the board of directors of the Company who was a member of the board prior to the date of the Rights Agreement, and any person who is subsequently elected to the board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or any affiliate or associate of an Acquiring Person, or any representative of an Acquiring Person or of an affiliate or associate of an Acquiring Person.

At any time until ten (10) business days following the Stock Acquisition Date or prior to November 4, 2015, the Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”); provided, however, if the board of directors of the Company authorizes redemption of the Rights in either of the circumstances set forth in clauses (i) and (ii) below, then there must be at least five Continuing Directors then in office and such authorization requires the concurrence of a majority of such Continuing Directors: (i) such authorization occurs on or after the time a person or group acquires beneficial ownership of 20% or more of the outstanding common stock, or (ii) such authorization occurs on or after the date of a change in a majority of the directors resulting from a proxy solicitation if the solicitor (or any participant in the solicitation) indicates an intention to become an Acquiring Person or to cause a Triggering Event. Thereafter, the Company’s right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of common stock in a transaction or series of transactions not involving the Company and there is then no other Acquiring Person.

Immediately upon the action of the board of directors of the Company, with, where required, the concurrence of the Continuing Directors, ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights make a hostile contest for control without communication with our board of directors impractical. The Rights, if exercised, would cause a substantial dilution to a potential acquirer that attempts to acquire us in a transaction that is not approved by our board of directors.

The above description of the Rights Agreement is only a summary and does not purport to be complete. You must review the Rights Agreement for a full understanding of the terms of these securities. See Exhibit 4.1 to this Current Report on Form 8-K.

Series B Preferred Stock

On August 18, 2011, as part of the United States Department of the Treasury (the “Treasury”) Small Business Lending Fund (the “SBLF”) program, the Company entered into a Small Business Lending Fund – Securities Purchase Agreement (the “Purchase Agreement”) with the Secretary of the Treasury (the “Secretary”).  Pursuant to the Purchase Agreement, the Company agreed to issue and sell, and the Secretary agreed to purchase, 25,000 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series B, having a liquidation preference of $1,000 per share (the “Series B Preferred Stock”), for a purchase price of $25,000,000.  The Series B Preferred Stock was issued pursuant to the SBLF program, a $30 billion fund established under the Small Business Jobs Act of 2010 that was created to encourage lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.

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The transaction described above closed on August 18, 2011.  The Series B Preferred Stock was issued in accordance with the designations, preferences, limitations and relative rights of the Series B Preferred Stock established in a Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series B of the Company (the “Certificate of Designation”) filed with the Commonwealth of Pennsylvania for the purpose of amending the Company’s articles of incorporation. The Series B Preferred Stock has no maturity date and ranks senior to the Company’s common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.

The Series B Preferred Stock qualifies as Tier 1 regulatory capital and will pay non-cumulative dividends quarterly on each January 1, April 1, July 1 and October 1, beginning October 3, 2011.  The dividend rate can fluctuate on a quarterly basis during the first 10 quarters during which the Series B Preferred Stock is outstanding, based upon changes in the level of “Qualified Small Business Lending” or “QSBL” (as defined in the Purchase Agreement) by the Bank.  Based upon the increase in the Bank’s level of QSBL over the baseline level calculated under the terms of the Purchase Agreement, the dividend rate for the initial dividend period was set at five percent (5%).  For the second through ninth calendar quarters, the dividend rate may be adjusted between one percent (1%) and five percent (5%) per annum to reflect the amount of change in the Bank’s level of QSBL.  If the level of the Bank’s qualified small business loans declines so that the percentage increase in QSBL as compared to the baseline level is less than ten percent (10%), then the dividend rate payable on the Series B Preferred Stock would increase.  For the tenth calendar quarter through four and one half years after issuance, the dividend rate will be fixed at between one percent (1%) and seven percent (7%) based upon the increase in QSBL as compared to the baseline.  After four and one half years from issuance, the dividend rate will increase to nine percent (9%) (including a quarterly lending incentive fee of one-half percent (0.5%)). As of the date of this filing, for the dividend payable on October 1, 2013, the dividend rate was set at one percent (1%).

The Series B Preferred Stock is non-voting, except in limited circumstances.  In the event that the Company misses five dividend payments, whether or not consecutive, the holder of the Series B Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the Company’s board of directors.

The Series B Preferred Stock may be redeemed at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of the Board of Governors of the Federal Reserve System.

Pursuant to the Purchase Agreement, approximately $16,506,875 of the proceeds from the sale of the Series B Preferred Stock was used to redeem the 16,500 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “TARP Preferred Stock”) issued in January 2009 to the Treasury.

The terms of the Series B Preferred Stock impose limits on the ability of the Company to pay dividends and repurchase shares of common stock.  Under the terms of the Series B Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the Series B Preferred Stock, junior preferred shares, or other junior securities (including the common stock) during the current calendar quarter and for the next three calendar quarters following the failure to declare and pay dividends on the Series B Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach by the Company.

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Under the terms of the Series B Preferred Stock, the Company may only declare and pay a dividend on the common stock or other stock junior to the Series B Preferred Stock, or repurchase shares of any such class or series of stock, if, (i) full dividends on all outstanding shares of Series B Preferred Stock for the most recently completed dividend period have been or are contemporaneously declared and paid and (ii) after payment of such dividend, the dollar amount of the Company’s Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital, as defined by the Certificate of Designation of the Company fixing the designations, preferences, limitations and relative rights of the Series B Preferred Stock, excluding any subsequent net charge-offs and any redemption of the Series B Preferred Stock (the “Tier 1 Dividend Threshold”).  The Tier 1 Dividend Threshold is subject to reduction, beginning on the second anniversary of issuance and ending on the tenth anniversary, by 10% for each one percent increase in QSBL over the baseline level.

The Company also amended its Rights Agreement as of August 17, 2011 to specify that the sale of the Series B Preferred Stock and the repurchase of the TARP Preferred Stock do not trigger the change of control provisions of the Rights Agreement.

The above description of our Series B Preferred Stock is only a summary and does not purport to be complete. You must review our articles of incorporation and Certificate of Designation for a full understanding of the terms of these securities. See Exhibit 3.3 to this Current Report on Form 8-K.

Anti-Takeover Provisions

Articles of Incorporation and By-Laws

In addition to the Rights described above under “Rights Agreement”, our articles of incorporation and bylaws contain certain provisions that may have the effect of deterring or discouraging an attempt to take control of the Company. Among other things, these provisions:

•	empower our board of directors, without shareholder approval, to issue shares of our preferred stock the terms of which, including voting power, are set by our board;

•	divide our board of directors into three classes serving staggered three year terms;

•	authorize our board of directors to oppose a tender or other offer for the Company’s securities if the board determines that such an offer should be rejected;

•	require the affirmative vote of holders of at least 75% of the outstanding shares of our common stock to approve any merger, consolidation, liquidation or dissolution of the Company, or any sale or other disposition of all or substantially all of the assets of the Company, and require such a supermajority vote to amend this requirement;

•	eliminate cumulative voting in the election of directors; and

•	require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

Pennsylvania Business Corporation Law

The Pennsylvania Business Corporation Law of 1988, as amended, also contains certain provisions applicable to the Company that may have the effect of deterring or discouraging an attempt to take control of the Company. These provisions, among other things:

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•	prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power (Subchapter 25F of the Business Corporation Law);

•	expand the factors and groups (including shareholders) which a corporation’s board of directors can consider in determining whether an action is in the best interests of the corporation;

•	provide that a corporation’s board of directors need not consider the interests of any particular group as dominant or controlling;

•	provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

•	provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ fiduciary duty, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•	provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duty of directors does not require them to:

•	redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

•	render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•	act as the board of directors, a committee of the board or an individual director, solely because of the effect the action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is Wells Fargo Bank, N.A.

Trading Market

Our common stock is currently traded on the NASDAQ Global Market under the symbol “CVLY”.

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Item 9.01      Financial Statements and Exhibits

Number	Description

3.1	Amended Articles of Incorporation (Incorporated by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q for September 30, 2012, filed with the Commission on November 13, 2012)
3.2	Amended By-laws (Incorporated by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 17, 2012)
3.3	Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series B (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 24, 2011)
4.1	Rights Agreement dated as of November 4, 2005 (Incorporated by reference to Exhibit 4 to the Registrant’s Quarterly Report on Form 10-Q for September 30, 2010, filed with Commission on November 15, 2010), as amended January 9, 2009 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for September 30, 2010, filed with the Commission on November 15, 2010), as further amended August 17, 2011 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 24, 2011)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date: November 21, 2013	/s/ Larry J. Miller
Larry J. Miller President and Chief Executive Officer

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Index to Exhibits

Number	Description

3.1	Amended Articles of Incorporation (Incorporated by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q for September 30, 2012, filed with the Commission on November 13, 2012)
3.2	Amended By-laws (Incorporated by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 17, 2012)
3.3	Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series B (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 24, 2011)
4.1	Rights Agreement dated as of November 4, 2005 (Incorporated by reference to Exhibit 4 to the Registrant’s Quarterly Report on Form 10-Q for September 30, 2010, filed with Commission on November 15, 2010), as amended January 9, 2009 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for September 30, 2010, filed with the Commission on November 15, 2010), as further amended August 17, 2011 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 24, 2011)

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